PROMISSORY NOTE


$90,000.00                                             MANCHESTER, NEW HAMPSHIRE
                                                                 APRIL ___, 1998

     FOR VALUE RECEIVED, the undersigned, PALM DESERT ART, INC. (f/k/a Database Technologies, Inc.), a Delaware corporation, (the "Maker") hereby promises to pay to the order of ALLAN WOLFE, or to any holder hereof, (the "Holder") on or before [90 days] July __, 1998 (the "Maturity Date") the principal sum of Ninety Thousand Dollars ($90,000.00), together with interest at the rate of 9% per annum from the date hereof through the date upon which the principal balance shall have been paid in full.

     All payments by the Maker hereunder shall be applied first to accrued interest, then to principal currently due in accordance with the terms hereof, the balance (if any) to prepayment of principal. Interest will be calculated on the basis of the actual number of days elapsed over a year of 365 days. The Maker shall have the right to prepay principal at any time or from time to time without any prepayment fee or penalty whatsoever.

     This Note is the promissory note referred to in, has been issued pursuant to and is entitled to the benefits of a certain Asset Purchase Agreement between the Maker and Holder (the "Agreement"), a Guaranty issued by Palm Desert Art Publishers, Ltd., a California corporation and an affiliate of the Maker, (the "Guarantor") and a Stock Pledge Agreement of the Guarantor, all being of even date herewith.

     Events of Default.

     (a) If one or more of the following described Events of Default shall occur and be continuing, that is to say:

          (i) The Maker shall default in the payment of principal of or interest on this Note when due, and such default shall have continued for a period of ten days;

          (ii) The Maker shall default in any payment of principal of or interest on any other obligation for borrowed money beyond any period of grace provided with respect thereto if the effect of such default is to cause such obligation to become due prior to its stated maturity;

          (iii) Any representation or warranty made by the Maker or the Guarantor in the Agreement or in any document or instrument delivered in connection therewith shall prove to have been false or misleading in any material respect as of the time made or furnished; or

          (iv) The Maker or the Guarantor shall default in the observance or performance of any other covenant, condition or provision of the


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     Agreement  or  of  any  document  or  instrument  delivered  in  connection therewith, and such default shall not have been remedied within 30 days after notice thereof shall have been given to them by the Lender.then, and in any such event, the holder of this Note shall be entitled by written, telephonic or telegraphic notice to the Maker to declare this Note and interest accrued hereunder and all other liabilities of the Maker hereunder to be forthwith due and payable and the same shall thereupon become and be due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

     (b) If one or more of the following described Events of Default shall occur and be continuing, that is to say:

          (i) A proceeding shall have been instituted in respect of the Maker

               (1) seeking the entry of an order for relief against the Maker, or seeking a declaration that it is insolvent, or resulting in a finding that it is insolvent, or seeking the dissolution, arrangement, adjustment, composition or other similar relief with respect to the Maker, its assets or its debts under any law now or hereafter in effect relating to bankruptcy, insolvency, relief of debtors or protection of creditors, or

               (2) seeking the appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for the Maker or for all or any substantial part of its property, and such proceeding results in the entry, making or grant of any such order, finding or appointment, or such proceeding shall remain undismissed and unstayed for a period of 30 consecutive days, or, if such proceeding is brought under the federal bankruptcy code, the Maker fails to file a proper answer (including a request that the petitioner post adequate bond under Section 303(e) of said code) thereto within 10 days of receipt of notice of said proceeding; or

          (ii) the Maker shall become insolvent, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its business, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in the foregoing paragraph (b)(i) hereof or shall by any act indicate its consent to or acquiescence in any proceeding or action described in said paragraph (b)(i) hereof (whether or not such proceeding is actually instituted or diligently prosecuted), or shall dissolve, wind-up or liquidate itself, or shall take any action in furtherance of any of the foregoing,

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then, and in any such event,  this Note and interest  accrued  hereunder and all other liabilities of the Maker hereunder shall thereupon become and be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

     General Provisions.

     In the event this Note shall have been declared or shall have become due and payable, the Holder shall have the right, in addition to all other rights and remedies available to it, without notice to the Maker, to set off against and to appropriate and apply to the then unpaid balance of this Note any debt owing to, and any other funds held in any manner for the account of, the Maker by the Holder. Such right shall exist whether or not the Holder shall have made any demand hereunder, whether or not any such debt owing to or funds held for the account of the Maker is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Holder.

     In the event the Holder is at any time required to turn over, disgorge or repay (whether to the Maker, a trustee in Bankruptcy, or to third parties) any payment previously received by the Holder with respect to this Note (whether received from the Maker or third parties), then the amount of the liabilities of the Maker hereunder shall be increased by the amount so turned over or disgorged by the Holder, plus reasonable expenses incurred by the Holder in the process, to the same extent as if the amount and expenses in question had been advanced by the Holder at the inception of this Note and had remained unpaid since that date, all of which shall be payable immediately, without further demand.

     No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right, or of any other right, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. No single or partial exercise of any right, power or privilege hereunder shall preclude other exercises thereof, or the exercise of any other power hereunder.

     The Maker hereby unconditionally waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

     In case a suit or action is instituted to collect this Note or any portion hereof, the Maker shall pay, in addition to costs and disbursements allowed by law, such sum as the court may judge reasonable as attorneys' fees in such suit or action.


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     This Note is intended to take  effect as a sealed  instrument.  The rights, obligations and duties of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New Hampshire. The Maker hereby agrees that any action hereon or relating hereto may be maintained in a court of competent subject-matter jurisdiction located in the State of New Hampshire, and consents to the jurisdiction of any such court for all purposes connected herewith.

     This Note is fully negotiable, and upon negotiation may be enforced by the Holder in accordance with its terms. The rights, obligations and duties of the Maker hereunder shall not be assigned or delegated.

     IN WITNESS WHEREOF, the Maker has executed and delivered this Note on the day and year first written above.

                                        PALM DESERT ART, INC.



                                        By: ss/ Hugh G. Pike
                                            -----------------------------------
                                            Name: Hugh G. Pike
                                            Title:  President


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STATE OF CALIFORNIA

COUNTY OF RIVERSIDE

     On April 24, 1998 before me, Marianne M. Parsons "Notary Public" personally appeared Hugh Gene Pike personally known to me

                                        to  be  the   person   whose   name   is
                                        subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

                                        WITNESS my hand and official seal.

                                        ss/Marianne M. Parsons
                                        ----------------------------------------

                    Marianne M. Parons
         [SEAL]     Comm. #1152975
                    Notary Public-California
                    Riverside County
                    My Comm. Exp.Aug. 24, 2001


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